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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                 OF CORIO, INC.,
                             a Delaware Corporation
              (Originally incorporated on September 1, 1998 under the name
                              "Continuity, Inc.")


                                    ARTICLE I

        The name of this Corporation is Corio, Inc.


                                   ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.


                                   ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

        This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. Each share of Common Stock shall have a par value of $0.001 and each share of Preferred Stock shall have a par value of $0.001. The total number of shares of Common Stock this Corporation shall have authority to issue is 200,000,000, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 10,000,000.



      The Preferred Stock initially shall be undesignated as to series. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights of each such series of Preferred Stock and the qualifications, limitations or restrictions of such powers, designations, preferences or rights. The Board of Directors is also authorized to fix the number of shares of each such series of Preferred Stock. The Board of Directors is authorized to alter the powers, designation, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and




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restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.



        Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.



        The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion, if applicable, of the Preferred Stock.


                                    ARTICLE V

        Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

        The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolution adopted from time to time by the Board of Directors. The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose term expire at such annual meeting.




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                                  ARTICLE VII

        The number of directors of the Corporation shall number not less than six and not more than nine and such number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.


                                  ARTICLE VIII

        Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provided.

                                   ARTICLE IX

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                    ARTICLE X

        To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with or without the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

        To the extent that the laws of the State of California would purport to govern the ability of the Corporation under Delaware law to limit the personal liability of its directors for breach of fiduciary duty, and to the extent that a court should uphold the application of California law in lieu of Delaware law to the issue of director liability, then for purposes of California law the personal liability of a director to the Corporation or its stockholders for monetary damages shall be limited to the fullest extent permitted by California law.

        Any repeal or modification of the foregoing provisions of this Article X, by amendment of this Article X or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                   ARTICLE XI

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To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

        To the extent that the laws of the State of California would purport to govern the ability of the Corporation under Delaware law to provide indemnification of (and advancement of expenses to) certain persons and to the extent that a court should uphold the application of California law in lieu of Delaware law to the issue of indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which California law permits the Corporation to provide indemnification) then for the purposes of California law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) any such director, officer, employee or other agent or other person, through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by California law.

        Any repeal or modification of any of the foregoing provisions of this
Article XI, by amendment of this Article XI or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                   ARTICLE XII

        Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XIII

        Section 1. Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

        Section 2. Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by either (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, if there be one, (iii) the Chief Executive Officer of the Corporation or (iv) the President of the Corporation.

                                   ARTICLE XIV

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        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                    ARTICLE V

                 The Corporation shall have perpetual existence.

                                      * * *

        The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and Stockholders in accordance with the applicable provisions of Section 228, Section 242 and
Section 245 of the General Corporation Law of the State of Delaware.


        IN WITNESS WHEREOF, the undersigned has executed this certificate on April __, 2000.


                                       CORIO, INC.


                                       By:
                                           -----------------------------------
                                            George Kadifa, President and Chief
                                            Executive Officer

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